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                                 Exhibit 21
                                 ----------

                         Subsidiaries of Buffets, Inc.

                                  State of
Name of Subsidiaries           Incorporation          Doing Business As
--------------------           -------------          -----------------

Dinertainment, Inc.              Minnesota
Distinctive Dining, Inc.         Minnesota            Original Roadhouse Grill
HomeTown Buffet, Inc.            Delaware             HomeTown Buffet
                                                      Old Country Buffet
OCB Restaurant Co.               Minnesota            Old Country Buffet
                                                      HomeTown Buffet
                                                      Country Roadhouse Buffet
                                                      & Grill
                                                      Soup 'N Salad Unlimited
OCB Realty Co.                   Minnesota
OCB Purchasing Co.               Minnesota
OCB Property Co.                 Minnesota
Restaurant Innovations, Inc.     Minnesota
Tahoe Joe's, Inc.                Delaware             Tahoe Joe's Famous
                                                      Steakhouse